Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

SKYX PLATFORMS CORP.

CONVERTIBLE PROMISSORY NOTE

Dated as of: April 11, 2024 (the “Issuance Date”)

FOR VALUE RECEIVED, SKYX PLATFORMS CORP. (the “Company”), a Florida corporation, hereby promises to pay to the order of GE TRADEMARK LICENSING, INC., or its permitted assigns (“Holder”), of this Convertible Promissory Note (the “Note”), in lawful money of the United States, the principal amount of One Million Dollars (USD $1,000,000) (the “Principal Amount”). Capitalized terms used, but not otherwise defined, in this Note have the meanings ascribed to them in the letter agreement, dated as of November 28, 2023 (the “Letter Agreement”), between the Holder and SQL Lighting & Fans, LLC, as amended, modified or supplemented from time to time in accordance with its terms.

1. Principal. Unless sooner converted in accordance with Section 2, the principal on this Note is due and payable on the three (3) year anniversary of the Issuance Date (the “Maturity Date”). Upon payment in full of all principal payable hereunder, or conversion of this Note pursuant to the terms hereof, this Note shall be surrendered to the Company for cancellation.

2. Conversion.

(a) This Note shall be convertible into shares of the Company’s common stock (“Common Stock”) in the sole and absolute discretion of the Holder prior to or on the Maturity Date and shall convert into that number of Common Stock as shall equal (i) the principal amount of the Note divided by (ii) the per share price of the Common Stock at the market open on the day of execution of this Note.

(b) The Holder shall effect conversions of this Note by delivering to the Company the form of Notice of Conversion attached hereto. Upon conversion of the Note, the outstanding principal shall be converted without any further action by the Holder and whether or not the Note is surrendered to the Company or its transfer agent. The Company shall not be obligated to issue certificates evidencing the shares of the securities issuable upon such conversion unless such Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable, but in any event within ten (10) days after such delivery, or such agreement and indemnification, issue and deliver at such office to such Holder of such Note, a certificate or certificates (or electronic book-entry statements) for the securities to which the Holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of closing of the transaction causing conversion. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such securities on such date.

(c) If at any time the number of shares of equity securities issuable upon conversion of this Note shall not be sufficient to effect the conversion of this Note, the Company will use all commercially reasonable efforts to effect such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of equity securities issuable upon conversion of this Note as shall be sufficient for such purpose.

3. Consolidation; Merger; Reclassification.

(a) In case of any consolidation with or merger of the Company with or into another entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another entity of substantially all of the property and assets of any nature of the Company, such successor, leasing, or purchasing entity, as the case may be, shall (i) execute with Holder an agreement providing that Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a Holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such consolidation, merger, sale, lease, or conveyance and/or (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement.

(b) In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Note in accordance with this Section 3 hereof (other than a change in par value or from no par value to a specified par value), or in case of any consolidation or merger of another entity into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock issuable upon the conversion of this Note in accordance with this Section 3 (other than a change in par value, or from no par value to a specified par value), Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reclassification, change, consolidation, or merger.

(c) The above provisions of this Section 3 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

4. Default. This Note shall, at the option of the Holder, become immediately due and payable upon written notice from the Holder to the Company upon the occurrence of any of the following events (each an “Event of Default”), except that in the case of an Event of Default described in Section 4(d), 4(e), or 4(f), such acceleration shall (i) be automatic, (ii) constitute Company exercising its Prepayment Right, pursuant to Section 8 of this Note without Holder electing to convert any portion of this Note to Common Stock, and (iii) not require any notice:

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(a) failure to make any payment of principal when due, which failure has continued for a period of thirty (30) calendar days after written notice thereof shall have been received by the Company from the Holder hereof;

(b) failure to make any Restructure Payments (as defined in the Letter Agreement) when due, which failure has continued for a period of thirty (30) calendar days after written notice thereof shall have been received by the Company from the Holder hereof;

(c) default in the payment or performance of any material obligation or covenant of the Company contained in this Note, and such default shall continue for a period of thirty (30) calendar days after written notice of such default shall have been received by the Company from the Holder hereof;

(d) if the Company shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due;

(e) if the Company shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties; or,

(f) if within sixty (60) days after the commencement of any proceedings against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, such proceeding shall not have been dismissed or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, such appointment shall not have been vacated.

5. Liabilities as Stockholder. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be deemed a stockholder of the Company for any purpose solely based on this Note.

6. Seniority. Holder agrees that the payment obligations of the Company hereunder shall be subordinated to (i) all other debt obligations of the Company in existence as of the Issuance Date that are expressly senior to this Note and (ii) all indebtedness of up to one hundred million US dollars (USD $100,000,000) from banks, commercial creditors or institutional lenders incurred or assumed by the Company after the Issuance Date; provided, however, that the Company’s payment obligations under this Note shall rank senior in right of payment to any other indebtedness of the Company not within subsection (ii) above and that is incurred after the Issuance Date. In the event the Company incurs indebtedness in excess of one hundred million US dollars (USD $100,000,000) on or after the Issuance Date, the Company shall exercise its Prepayment Right pursuant to Section 8.

7. Transfer, Division and Combination.

(a) Prior to the Maturity Date and subject to compliance with applicable laws, including transfer restrictions imposed by applicable securities laws, this Note and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Note together with the Assignment Form attached hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

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(b) Subject to compliance with any applicable securities laws and the conditions set forth in Section 7(a), this Note and all rights hereunder are transferable, in whole or in part, upon surrender of this Note at the principal office of the Company, together with a written assignment of this Note substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Note or Notes in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and, if applicable, shall issue to the assignor a new Note evidencing the portion of this Note not so assigned, and this Note shall promptly be cancelled. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Note or Notes. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Notes.

(c) The Company may require, as a condition of allowing such transfer, (i) that the Holder or transferee of this Note, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made, if applicable, without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

8. Prepayment. In its sole discretion and upon giving prior written notice, the Company will have the right to prepay the entire then-outstanding principal amount of the Note at any time (the “Prepayment Right”). If the Company exercises its Prepayment Right, the Holder shall have five (5) business days to convert this Note in accordance with Section 2. Upon the Company’s exercise of the Prepayment Right, in addition to the then-outstanding Principal Amount of the Note that is payable if this Note is not converted by the Holder, it shall pay to the Holder an amount in cash equal to twenty percent (20%) of the then-outstanding Principal Amount.

9. Piggyback Registration Rights. Until such earlier time as this Note has been repaid in cash or the shares of Common Stock issuable upon conversion of this Note (the “Shares”) may be resold pursuant to an exemption from registration under Rule 144 of the Securities Act of 1933, as amended, if the Company is required or proposes to register any shares of its common stock for resale under the Securities Act, and the form of registration statement to be used may be used for registration of the Shares, the Company will include the Shares in such registration (and in all related registrations or qualifications under blue sky laws made by the Company). Notwithstanding the foregoing, the timing of filing and seeking effectiveness of any such registration shall be in the Company’s sole discretion.

10. Amendments and Waivers. Subject to this Section 10, no term of this Note may be amended without the written consent of the Company and the Holder. The observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), including any waiver that has the effect of extending the Maturity Date, only with the written consent of the Company and the Holder.

11. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws provisions thereof.

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12. Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

13. Notices. Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or three (3) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, in each case addressed as follows, or at such other address as any party or the Company may designate by giving ten (10) days advance written notice to all other parties:

(a) If to the Company to:

SKYX Platforms Corp.

11030 Jones Bridge Road

Johns Creek, GA 30022

Attn: Patty Barron, COO

Telephone: 770-754-4711

With mandatory email copies to:

lenny.sokolow@skyiot.com

rob.powell@skyiot.com

(b) If to the Holder, to:

GE Trademark Licensing, Inc.

1 Research Circle

Niskayuna, NY 12309

Attn: Tom Buccellato

With mandatory email copies to:

[*]

[*]

[*]

[Signature Page Follows]

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EXECUTED as of the date first set forth above.

COMPANY:

SKYX PLATFORMS CORP.

By:	/s/ John P. Campi
Name:	John P. Campi
Title:	Co-Chief Executive Officer

[Signature Page to Convertible Promissory Note]

SKYX PLATFORMS CORP.

FORM OF CONVERSION NOTICE

FOR

CONVERTIBLE PROMISSORY NOTE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $________________ of the principal amount of the Convertible Promissory Note into shares of Common Stock of SKYX Platforms Corp. according to the conditions hereof, as of the date written below.

By submitting this conversion notice, the Holder hereby represents that it is an “accredited investor,” as defined in Rule 501(a) of the Securities Act of 1933, as amended.

Date of Conversion:_________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:________________________________________

[HOLDER]

By:
Name:
Title:
Address:

SKYX PLATFORMS CORP.

FORM OF ASSIGNMENT

FOR

CONVERTIBLE PROMISSORY NOTE

(To assign the foregoing Note, execute this form and supply required information.

Do not use this form to exercise the Note)

FOR VALUE RECEIVED, the foregoing principal amount of the Convertible Note and all rights evidenced thereby are hereby assigned to:

Assigned Principal Amount: $ _____________________________

Name:	__________________________________________________________________________________

Address:	__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

Tax ID:	__________________________________________________________________________________

Dated: _____________________

By:

Name:

Title:

(Signature must conform in all respects to the name of the holder as specified on the face of the note)

Signature Guaranteed:________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.